Exhibit 10.2

GUARANTY
GUARANTY, dated as of April 10, 2015 (as amended, supplemented, or otherwise modified from time to time, this “Guaranty”), made by ALTISOURCE RESIDENTIAL CORPORATION, a Maryland corporation (“Guarantor”), in favor of NOMURA CORPORATE FUNDING AMERICAS, LLC (the “Lender”).
RECITALS
Pursuant to the Loan and Security Agreement, dated as of April 10, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), ARLP REO I, LLC, a Delaware limited liability company on behalf of itself and with respect to QRS Series of ARLP REO I, LLC and TRS Series of ARLP REO I, LLC, ARLP REO II, LLC, a Delaware limited liability company on behalf of itself and with respect to QRS Series of ARLP REO II, LLC and TRS Series of ARLP REO II, LLC, ARLP REO III, LLC, a Delaware limited liability company on behalf of itself and with respect to QRS Series of ARLP REO III, LLC and TRS Series of ARLP REO III, LLC, ARLP REO IV, LLC, a Delaware limited liability company on behalf of itself and with respect to QRS Series of ARLP REO IV, LLC and TRS Series of ARLP REO IV, LLC, ARLP REO V, LLC, a Delaware limited liability company on behalf of itself and with respect to QRS Series of ARLP REO V, LLC and TRS Series of ARLP REO V, LLC, ARLP REO VI, LLC, a Delaware limited liability company on behalf of itself and with respect to QRS Series of ARLP REO VI, LLC and TRS Series of ARLP REO VI, LLC, ARLP REO VII, LLC, a Delaware limited liability company on behalf of itself and with respect to QRS Series of ARLP REO VII, LLC and TRS Series of ARLP REO VII, LLC, and each other Delaware limited liability company that is organized in series that may be subsequently added as a party to the Loan Agreement under a Joinder Agreement and the Lender, the Lender shall, from time to time, make one or more loans to a Borrower (each, an “Advance”) secured by certain Eligible Rental Properties. It is a condition precedent to the Lender making the Advances to the Borrowers under the Loan Agreement that the Guarantor shall have executed and delivered this Guaranty to the Lender.
Now, therefore, in consideration of the premises and to induce the Lender to enter into the Loan Agreement and make Advances to the Borrowers, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Guarantor hereby agrees to execute and deliver this Guaranty to the Lender.
1.Defined Terms.
(b)    Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.
(c)    For purposes of this Guaranty, the following terms shall have the following meanings:

“Adjusted Tangible Net Worth” shall mean, for any Person, Net Worth of such Person minus (a) Restricted Cash (other than any portion of Restricted Cash that has a corresponding offsetting current liability); (b) 25% of investment securities that are rated below BBB by

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S&P or the equivalent thereof (other than ownership interests in any Affiliate); and (c) all intangible assets, including capitalized servicing rights, goodwill, patents, tradenames, trademarks, copyrights, franchises, any organizational expenses, deferred expenses, prepaid expenses, prepaid assets, receivables from shareholders, Affiliates or employees, and any other asset as shown as an intangible asset on the balance sheet of such Person on a consolidated basis as determined at a particular date in accordance with GAAP (other than any portion of such assets that has a corresponding offsetting current liability).

“Borrower” shall mean the LLC named in the preamble of this Agreement on behalf of itself and each of its Series and any other LLC that becomes party to this Agreement as an Additional Borrower on behalf of itself and each of its Series on a joint and several basis. For the avoidance of doubt, any reference to a Borrower herein or in any other Facility Document shall be a reference to the applicable LLC on behalf of itself and each of its respective Series that is party hereto or thereto.
“Cash Equivalents” shall mean (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of ninety (90) days or less from the date of acquisition and overnight bank deposits of Lender or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A‑1 or the equivalent thereof by S&P or P‑1 or the equivalent thereof by Moody’s and in either case maturing within ninety (90) days after the day of acquisition, (e) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s, (f) securities with maturities of ninety (90) days or less from the date of acquisition backed by standby letters of credit issued by Lender or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.
“Guarantor Obligations” shall mean, all of the “Secured Obligations” as defined in the Loan Agreement.
“LLC” shall mean the Delaware limited liability company that is organized into series referred to in the preamble, and each other Delaware limited liability company that is organized into series that becomes a party hereto by executing a Joinder Agreement.
“Moody’s” shall mean Moody’s Investor’s Service, Inc. or any successors thereto.

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“Net Worth” shall mean, with respect to any Person and its consolidated Subsidiaries, an amount equal to, on a consolidated basis, such Person’s stockholder equity (determined in accordance with GAAP).
“Officer’s Compliance Certificate” means a certificate substantially in the form of Exhibit A attached hereto.
“Restricted Cash” means for any Person, any amount of cash of such Person that is contractually required to be set aside, segregated or otherwise reserved, other than reserves established under the Loan Agreement.
“S&P” shall mean Standard & Poor’s Ratings Services, or any successor thereto.

“Series” shall mean each separate series of an LLC established in accordance with the provisions of the related Limited Liability Company Agreement, the ownership of which is represented by a certificate evidencing 100% of the Capital Stock of such Series. Any reference to actions of a Series or to a Series as a party to an agreement means the related Borrower, acting with respect to such Series. Any reference to actions of a Series or to a Series as a party to an agreement means the related Borrower, acting with respect to such Series.
(d)    The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty, and section and paragraph references are to this Guaranty unless otherwise specified.
(e)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
2.    Guarantee.
(b)    Guarantor hereby, unconditionally and irrevocably, guarantees to the Lender and its successors, indorsees, transferees and assigns, the prompt and complete payment and performance by Borrowers when due (whether at the stated maturity, by acceleration or otherwise) of the Guarantor Obligations.
(c)    Guarantor further agrees to pay any and all invoiced expenses (including, without limitation, all invoiced fees and disbursements of counsel) which may be paid or incurred by the Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Guarantor Obligations and/or enforcing any rights with respect to, or collecting against, Guarantor under this Guaranty. This Guaranty shall remain in full force and effect until the later of (i) the termination of the Loan Agreement and (ii) the Secured Obligations are paid in full (whether by Borrowers or Guarantor hereunder), notwithstanding that from time to time prior thereto, the Borrowers may be free from any Secured Obligations.

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(d)    No payment or payments made by the Borrower Parties, any other guarantor or any other Person or received or collected by the Lender from the Borrower Parties, any other guarantor or any other Person by virtue of any action or proceeding or any set‑off or appropriation or application at any time or from time to time in reduction of or in payment of the Guarantor Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Guarantor hereunder which shall, notwithstanding any such payment or payments other than payments made by Guarantor in respect of the Guarantor Obligations or payments received or collected from Guarantor in respect of the Guarantor Obligations, remain liable for the Guarantor Obligations until the Secured Obligations are paid in full and the Loan Agreement is terminated subject to the provisions of Section 8 hereof.
(e)    Guarantor agrees that whenever, at any time, or from time to time, Guarantor shall make any payment to the Lender on account of Guarantor’s liability hereunder, Guarantor will notify the Lender in writing that such payment is made under this Guaranty for such purpose.
3.    Reserved.
4.    Right of Set‑off. Upon the occurrence of a Default (solely with respect to payment obligations) or any Event of Default under the Loan Agreement that has not been waived, Guarantor hereby irrevocably authorizes the Lender at any time and from time to time without notice to Guarantor, any such notice being expressly waived by the Guarantor, to set‑off and appropriate and apply any and all monies and other property of Guarantor, deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Lender or any affiliate thereof to or for the credit or the account of Guarantor, or any part thereof in such amounts as the Lender may elect, against and on account of the Guarantor Obligations under the Loan Agreement and liabilities of Guarantor to the Lender hereunder and claims of every nature and description of the Lender against Guarantor, in any currency, whether arising hereunder, under the Loan Agreement, or otherwise, as the Lender may elect, whether or not the Lender has made any demand for payment and although such Guarantor Obligations and liabilities and claims may be contingent or unmatured. The Lender shall notify the Guarantor promptly of any such set‑off and the application made by the Lender, provided that the failure to give such notice shall not affect the validity of such set‑off and application. The rights of the Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set‑off) which the Lender may have.
5.    No Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder or any set‑off or application of funds of the Guarantor by the Lender, Guarantor shall not be entitled to be subrogated to any of the rights of the Lender against the Borrower Parties or any other guarantor or any collateral security or guarantee or right of offset held by the Lender for the payment of the Guarantor Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower Parties or any other guarantor in respect of payments made by the Guarantor hereunder, until all amounts owing to the Lender on account of

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the Secured Obligations are paid in full and the Loan Agreement is terminated. Guarantor hereby subordinates all of its subrogation rights against the other Borrower Parties to the full payment of the Secured Obligations due Lender under the Loan Agreement for a period of ninety-one (91) days following the final payment of the last of all of the Secured Obligations under the Facility Documents. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all of the Secured Obligations shall not have been paid in full, such amount shall be held by Guarantor in trust for the Lender, segregated from other funds of Guarantor, and shall, forthwith upon receipt by Guarantor, be turned over to the Lender in the exact form received by Guarantor (duly indorsed by Guarantor to the Lender, if required), to be applied against the Secured Obligations, whether matured or unmatured, in such order as the Lender may determine.
6.    Amendments, Etc. with Respect to the Guarantor Obligations; Waiver of Rights. Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment of any of the Guarantor Obligations made by the Lender may be rescinded by the Lender and any of the Guarantor Obligations continued, and the Guarantor Obligations or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Lender, and the Loan Agreement, and the other Facility Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Lender may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Lender for the payment of the Guarantor Obligations may be sold, exchanged, waived, surrendered or released. The Lender shall not have any obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Guarantor Obligations or for this Guaranty or any property subject thereto. When making any demand hereunder against Guarantor, the Lender may, but shall be under no obligation to, make a similar demand on any Borrower or any other guarantor, and any failure by the Lender to make any such demand or to collect any payments from any Borrower Party or any such other guarantor or any release of any Borrower Party or such other guarantor shall not relieve Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Lender against Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
7.    Guaranty Absolute and Unconditional.
(b)    Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guarantor Obligations and notice of or proof of reliance by the Lender upon this Guaranty or acceptance of this Guaranty, the Guarantor Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty; and all dealings between the Guarantor and the other Borrower Parties, on the one hand, and the Lender, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty.

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(c)    Guarantor hereby expressly waives all set‑offs and counterclaims and all diligence, presentments, demands for payment, demands for performance, all other demands whatsoever, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, notices of sale, notice of default or nonpayment to or upon the Borrower Parties, notice of default or nonpayment with respect to the Guarantor Obligations, surrender or other handling or disposition of assets subject to the Loan Agreement, any requirement that Lender exhaust any right, power or remedy or take any action against the Borrower Parties or against any assets subject to the Loan Agreement, and other formalities of any kind; provided that for the avoidance of doubt, the foregoing shall not prohibit Guarantor from bringing a separate suit against Lender;
(d)    The Guarantor understands and agrees that this Guaranty shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity, regularity or enforceability of the Loan Agreement, any of the Secured Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Lender, (ii) any defense, set‑off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Borrower Party against the Lender, or (iii) any other circumstance whatsoever (with or without notice to or knowledge of any Borrower Party) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrowers from the Secured Obligations, or of the Guarantor from this Guaranty, in bankruptcy or in any other instance.
(e)    When pursuing its rights and remedies hereunder against the Guarantor, the Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower Parties or any other Person or against any collateral security or guarantee for the Secured Obligations or any right of offset with respect thereto, and any failure by the Lender to pursue such other rights or remedies or to collect any payments from the Borrower Parties or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Borrower Party or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Lender against Guarantor.
(f)    This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Lender, and its successors, indorsees, transferees and assigns, until all the Secured Obligations and Guarantor Obligations of Guarantor under this Guaranty shall have been satisfied by payment in full and the Loan Agreement shall be terminated, notwithstanding that from time to time prior thereto the Borrowers may be free from any Secured Obligations.
(g)    Guarantor waives, to the fullest extent permitted by applicable law, all defenses of surety to which it may be entitled by statute or otherwise.

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8.    Reinstatement. The obligations of Guarantor under this Guaranty, and this Guaranty shall continue to be effective, or be reinstated, as the case may be, and be continued in full force and effect, if at any time any payment, or any part thereof, of any of the Secured Obligations is rescinded, invalidated, declared fraudulent or preferentially set aside or must otherwise be restored, returned or repaid by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower Party or any substantial part of its or their property, or for any other reason, all as though such payments had not been made.
9.    Payments. The Guarantor hereby guarantees that payments hereunder will be paid to the Lender without set‑off or counterclaim in U.S. Dollars.
10.    Representations. Guarantor represents and warrants to Lender that as of each Advance Date and as of the date of this Guaranty and at all times while the Facility Documents and any Advance thereunder is in full force and effect:
(b)    Solvency. The Guaranty is not entered into in contemplation of insolvency or with intent to hinder, delay or defraud any of Guarantor’s creditors. Guarantor is not insolvent within the meaning of 11 U.S.C. Section 101(32). Guarantor has received reasonably equivalent value in exchange for entering into this Guaranty.
(c)    Ability to Perform. Guarantor does not believe, nor does it have any reason or cause to believe, that it cannot perform in all material respects each and every covenant contained in the Guaranty to which it is a party on its part to be performed.
(d)    Existence. Guarantor (a) is a corporation duly organized, validly existing and in good standing under the laws of Maryland, (b) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect; and (c) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect.
(e)    No Breach. Neither (a) the execution and delivery of this Guaranty nor (b) the consummation of the transactions therein contemplated to be entered into by the Guarantor in compliance with the terms and provisions thereof will conflict with or result in (i) a breach of the organizational documents of the Guarantor, or (ii) a breach of any applicable law, rule or regulation, or (iii) a breach of any order, writ, injunction or decree of any Governmental Authority, or (iv) a breach of other material agreement or instrument to which Guarantor is a party or by which any of them or any of their Property is bound or to which any of them is subject, or (v) a default under any such material agreement or instrument, or (vi) the creation or imposition of any Lien (except for the Liens

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created pursuant to this Guaranty) upon any Property of Guarantor pursuant to the terms of any such agreement or instrument.
(f)    Action. Guarantor has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under this Guaranty; the execution, delivery and performance by the Guarantor of this Guaranty has been duly authorized by all necessary corporate or other action on its part; and this Guaranty has been duly and validly executed and delivered by the Guarantor.
(g)    Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any securities exchange are necessary for the execution, delivery or performance by Guarantor of this Guaranty or for the legality, validity or enforceability thereof, except for filings and recordings in respect of the Liens created pursuant to this Guaranty.
(h)    Enforceability. This Guaranty is a legal, valid and binding obligation of Guarantor and is enforceable against Guarantor in accordance with its terms except as such enforceability may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor’s rights generally, and (ii) general principles of equity.
(i)    Litigation. There are no actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or threatened) or other legal or arbitrable proceedings affecting Guarantor, or affecting any of the Property of Guarantor before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of this Guaranty or any action to be taken in connection with the transactions contemplated hereby or (ii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect.
(j)    Taxes. Guarantor has timely filed all tax returns that are required to be filed by it and has timely paid all income and other material Taxes, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. There are no Liens for Taxes, except for statutory liens for Taxes not yet due and payable.
(k)    Investment Company Act. Guarantor is not an “investment company”, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.
(l)    No Reliance. Guarantor has made its own independent decisions to enter into this Guaranty and as to whether it is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. Guarantor is not relying upon any advice from Lender as to any aspect of this Guaranty, including without limitation, the legal, accounting or tax treatment thereof.

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(m)    Anti‑Money Laundering Laws. Guarantor has complied with all applicable anti money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti Money Laundering Laws”). Guarantor or an Affiliate has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws.
(n)    No Prohibited Persons. Neither Guarantor nor any of its Affiliates, officers, directors, partners or members is an entity or person (or to Guarantor’s knowledge, owned or controlled by an entity or person): (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”); (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224; or (iv) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) through (iv) above are herein referred to as a “Prohibited Person”).
(o)    REIT Status. Guarantor has not entered into any “prohibited transactions” under Section 857(b)(6)(B)(iii) of the Code (taking into account Sections 857(b)(6)(C), 857(b)(6)(D) and 857(b)(6)(E) of the Code) unless such transaction, either individually or when combined with any other “prohibited transaction” would not reasonably be expected to be material. Guarantor for its current “tax year” (as defined in the Code) is entitled to a dividends paid deduction under the requirements of Section 857 of the Code with respect to any dividends paid by it with respect to each such year for which it claims a deduction in its Form 1120-REIT filed with the United States Internal Revenue Service for such year.
11.    Covenants. On and as of the date of this Guaranty and each Advance Date and on each day until this Guaranty and the Loan Agreement are no longer in force, Guarantor covenants as follows:
(b)    Preservation of Existence; Compliance with Law. Guarantor shall:
(i)    Preserve and maintain its legal existence;
(ii)    Comply in all material respects with the requirements of all applicable laws, rules, regulations and orders, whether now in effect or hereafter enacted or promulgated by any applicable Governmental Authority (including, without limitation, all environmental laws);
(iii)    Preserve and maintain all material rights, privileges, licenses, franchises, permits or other approvals necessary for Guarantor to conduct its business and to perform its obligations under the Facility Documents, and shall conduct its business strictly in accordance with applicable law; and

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(iv)    Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied.
(c)    Taxes. Guarantor shall timely file all tax returns that are required to be filed by it and shall timely pay all Taxes due, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided.
(d)    Notice of Proceedings or Adverse Change. Guarantor shall give notice to Lender promptly after a Responsible Officer of Guarantor has any knowledge of:
(i)    Reserved;
(ii)    any (a) default or event of default under any Indebtedness of Guarantor or (b) litigation, investigation, regulatory action or proceeding that is pending or threatened by or against Guarantor in any federal or state court or before any Governmental Authority which, if not cured or if adversely determined, would reasonably be expected to have a Material Adverse Effect, and (c) any Material Adverse Effect with respect to Guarantor;
(iii)    any litigation or proceeding that is pending or threatened against Guarantor in which the amount involved exceeds $5,000,000, and is not covered by insurance, in which injunctive or similar relief is sought, or which, if adversely determined, would reasonably be expected to have a Material Adverse Effect; or
(iv)    as soon as reasonably possible, notice of any material change in accounting policies or financial reporting practices of Guarantor.
(e)    Visitation and Inspection Rights. Twice during each calendar year (or if an Event of Default shall exist, as often as Lender deems necessary or desirable), Guarantor shall permit Lender to inspect, and to discuss with Guarantor’s officers, agents and auditors, the affairs, finances, and accounts of Guarantor and Guarantor’s books and records, and to make abstracts or reproductions thereof and to duplicate, reduce to hard copy or otherwise use any and all computer or electronically stored information or data, in each case, (i) during normal business hours, (ii) upon five (5) Business Days’ prior notice (provided, that upon the occurrence of an Event of Default, no notice shall be required), and (iii) with respect to one such visit prior to the occurrence of an Event of Default, or any such visit during the existence of an Event of Default, at the expense of Guarantor to discuss with its officers, its affairs, finances, and accounts.
(f)    Illegal Activities. Guarantor shall not engage in any conduct or activity that could subject its assets to forfeiture or seizure.
(g)    Reserved.

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(h)    Reserved.
(i)    Financial Reporting. The Guarantor shall maintain a system of accounting established and administered in accordance with GAAP, and furnish to Lender:
(i)    Within forty-five (45) days after the last day of its fiscal year, Guarantor’s unaudited balance sheet as of the end of such fiscal year, in each case presented fairly in accordance with GAAP;
(ii)    Within sixty (60) days after the last day of each of the first three (3) fiscal quarters of each fiscal year of Guarantor, Guarantor’s management certified Financial Statements, including a balance sheet, income statement and cash flow statement, each as of the end of such fiscal quarter and in each case presented fairly in accordance with GAAP;
(iii)    Within ninety (90) days after the last day of its fiscal year, commencing with the 2015 fiscal year, Guarantor’s Financial Statements for such fiscal year, presented fairly in accordance with GAAP, and accompanied, in all cases, by an unqualified report from an independent public accountant of nationally recognized standing;
(iv)    (A) Simultaneously with the furnishing of each of the financial statements to be delivered pursuant to subsection (i)-(iii) above, or monthly upon Lender’s request, a certificate in form and substance acceptable to Lender in its sole discretion, and certified by an executive officer of Guarantor, and (B) quarterly, or simultaneously with the financial statements to be delivered pursuant to subsection (ii) above, an officer’s certificate of covenant compliance certifying that the related Financial Statements are true and correct; and
(v)    Promptly, from time to time, such other information regarding the business affairs, operations and financial condition of Guarantor as Lender may reasonably request.
(j)    Financial Covenants; Officer’s Compliance Certificate.
(i)    Guarantor shall maintain an Adjusted Tangible Net Worth of at least an amount equal to the sum of (A) (x) during the first one hundred and twenty (120) days following the Closing Date, $400,000,000 or (y) thereafter, $310,000,000 plus (B) an amount equal to seventy percent (70%) of the aggregate amount of any equity or capital raises of Guarantor after the Closing Date.
(ii)    Guarantor shall ensure that at all times, it has cash (other than Restricted Cash) and Cash Equivalents in an amount not less than an amount equal to five (5%) percent of its Indebtedness as of such time.

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(iii)    Guarantor shall not permit the ratio of its Indebtedness to its Adjusted Tangible Net Worth to be greater than 3:1 at any time.
(iv)    Guarantor shall not create, incur, assume or suffer to exist any contingent obligations that are not reflected in its financial statements or notes thereto, without the prior written approval of the Lender.
(v)    Within forty-five (45) days after the last day of each fiscal quarter of each fiscal year of Guarantor, Guarantor shall deliver to the Lender an Officer’s Compliance Certificate.
12.    Guarantor Obligations Enforceable. If a Default (solely with respect to payment obligations) or any Event of Default shall have occurred under the Loan Agreement, Guarantor agrees that, as between the Guarantor and Lender, the Guarantor Obligations may be declared to be due for purposes of this Guaranty notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any such declaration as against a Borrower Party and that, in the event of any such declaration (or attempted declaration), such Guarantor Obligations shall forthwith become due by the Guarantor for purposes of this Guaranty.
13.    Waiver of Rights. Guarantor hereby waives: (i) notice of or proof of reliance by the Lender upon this Guaranty or acceptance of this Guaranty and the Secured Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty, and all dealings between the Guarantor and the other Borrower Parties, on the one hand, and the Lender, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty; (ii) diligence, presentment, protest, all demands whatsoever, and notice of default or nonpayment with respect to the Guarantor Obligations; (iii) the filing of claims with any court in case of the insolvency, reorganization or bankruptcy of any Borrower Party; and (iv) any fact, event or circumstance that might otherwise constitute a legal or equitable defense to or discharge of Guarantor, including (but without typifying or limiting this waiver), and any delay by the Lender in exercising any of its rights hereunder or against the Borrower Parties.
14.    Notices. All notices, requests and other communications provided for herein (including without limitation any modifications of, or waivers, requests or consents under, this Guaranty) shall be given or made in writing (including without limitation by electronic transmission) delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages of the Loan Agreement, or, with respect to the Guarantor, at the “Address for Notices” specified below its name on the signature page hereof); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. All such communications shall be deemed to have been duly given when transmitted electronically or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.
15.    Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such

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prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
16.    Integration. This Guaranty represents the agreement of Guarantor with respect to the subject matter hereof and thereof and there are no promises or representations by the Lender relative to the subject matter hereof or thereof not reflected herein or therein.
17.    Amendments in Writing; No Waiver; Cumulative Remedies.
(b)    None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Lender.
(c)    The Lender shall not by any act (except by a written instrument pursuant to clause (a) above), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any event giving rise to the Guarantor’s obligations under any Guarantor Obligations or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Lender would otherwise have on any future occasion.
(d)    The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
18.    Section Headings. The section headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
19.    Successors and Assigns. This Guaranty shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Lender and its successors and assigns. This Guaranty may not be assigned by the Guarantor without the express written consent of the Lender.
20.    Governing Law. THIS GUARANTY SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF, OTHER THAN SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL GOVERN.
21.    SUBMISSION TO JURISDICTION; WAIVERS. GUARANTOR AND LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

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(A)    SUBMIT FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY AND THE OTHER FACILITY DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;
(B)    CONSENT THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVE ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREE NOT TO PLEAD OR CLAIM THE SAME;
(C)    AGREE THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE LENDER SHALL HAVE BEEN NOTIFIED; AND
(D)    AGREE THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.
22.    WAIVER OF JURY TRIAL. EACH OF GUARANTOR AND THE LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER FACILITY DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed and delivered by its duly authorized officer as of the date first above written.

ALTISOURCE RESIDENTIAL CORPORATION,
as Guarantor

By:	/s/ Kenneth D. Najour Name: Kenneth D. Najour Title: Chief Accounting Officer
Address for Notices:

Altisource Residential Corporation
c/o Altisource Asset Management Corporation
402 Strand Street
Frederiksted, USVI 00840-3531
Attention: General Counsel
Phone Number: 770-644-7450
Fax Number: 340-692-1046
Email: Stephen.gray@AltisourceAMC.com